SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 1, 2007
FULL HOUSE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32583 (Commission File Number)	13-3391527 (I.R.S. Employer Identification No.)

4670 S. Fort Apache Road, Suite 190 Las Vegas, Nevada (Address of principal executive offices)	89147 (Zip Code)
Registrant’s telephone number, including area code: 702-221-7800

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

SECTION 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On October 1, 2007, Stockman’s Casino, Inc. (“Stockman’s”), a wholly owned subsidiary of Full House Resorts, Inc. (“Full House”), entered into a definitive Agreement of Sale and Purchase (the “Agreement”) with Dhillon Hospitality Management, Inc. (the “Buyer”).
     Under the terms of the Agreement, the Buyer will purchase from Stockman’s the real property, building, improvements and personal property comprising the hotel operations generally known as the Holiday Inn Express located in Fallon, Nevada for a purchase price of $7.2 million. Full House expects to net approximately $6.1 million in after tax proceeds which it intends to use to reduce debt. The Agreement provides that at closing, both parties will execute and deliver to each other a Joint Marketing Agreement in the form attached to the Agreement.
     The Agreement provides for a closing no later than 90 days following the date of the Agreement. The closing will be subject to the completion of due diligence, licensing and other customary conditions. There can be no assurance that the conditions to closing under the Agreement will ever be satisfied, or any transaction contemplated under the Agreement will be consummated.
     The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement which is attached as Exhibit 10.1 and incorporated herein by reference. A copy of the October 5, 2007 press release announcing the Agreement is attached hereto as Exhibit 99.1.
SECTION 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
10.1	Agreement of Sale and Purchase signed October 1, 2007.

99.1	Press Release issued on October 5, 2007.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.
Date: October 5, 2007	/s/ Barth F. Aaron
Barth F. Aaron
Secretary/General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement of Sale and Purchase signed October 1, 2007.
99.1	Press Release issued on October 5, 2007.

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